SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2001

Loudeye Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-29583	91-1908833

(State or other jurisdiction incorporation or of organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

414 Olive Way
Seattle, WA 98101
(Address of principal executive offices) (Zip code)

(206) 832-4000
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 4.1
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets.

     On September 25, 2001, Registrant acquired Activate.net Corporation, a subsidiary of CMGI, Inc., through a merger of a subsidiary of Registrant into Activate.net. The consideration for the merger was $1,000,000 cash at closing and the obligation to pay $3,000,000 in cash or shares of Registrant’s common stock, at Registrant’s election, one year from closing. If Registrant’s common stock is not listed on the Nasdaq National Market, American Stock Exchange or New York Stock Exchange on the anniversary date of the merger, then at least $1,500,000 of the payment must be in cash. In addition, the amount of common stock issued to CMGI at the anniversary date cannot exceed 15% of Registrant’s fully diluted common stock (including the stock to be issued at the anniversary date). If Registrant issues common stock at the anniversary date, it will be valued at the average closing price for the 30 trading day period ending two trading days prior to the anniversary date.

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired

     The required audited and interim financial statements of Activate.net will be filed on or before December 10, 2001.

     (b)  Pro forma financial information

     The required pro forma financial information will be filed on or before December 10, 2001.

     (c)  Exhibits

2.1 Agreement and Plan of Merger among Loudeye Technologies, Inc., Ignition Acquisition, Inc., Activate.net Corporation and CMGI, Inc. dated September 25, 2001.

4.1 Registration Rights Agreement between Loudeye Technologies, Inc. and CMGI, Inc. dated September 25, 2001.

99.1 Press Release dated September 25, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Technologies, Inc.

Dated: September 25, 2001	By:	/s/ John T. Baker

Chief Executive Officer

INDEX TO EXHIBITS

2.1.    Agreement and Plan of Merger among Loudeye Technologies, Inc., Ignition Acquisition, Inc., Activate.net Corporation and CMGI, Inc. dated September 25, 2001.

4.1.    Registration Rights Agreement between Loudeye Technologies, Inc. and CMGI, Inc. dated September 25, 2001.

99.1   Press Release dated September 25, 2001.

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